Exhibit 3.45
BYLAWS
OF
ALLIED WASTE ALABAMA, INC.
March_____, 1993

TABLE OF CONTENTS

ARTICLE I

OFFICES
1.1 Registered Office	1
1.2 Other Offices	1

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings	1
2.2 Annual Meetings	1
2.3 Special Meetings	1
2.4 Notice of Meeting; Waiver of Notice	1
2.5 Adjournments	2
2.6 Quorum	2
2.7 Organization	2
2.8 Voting; Proxies	2
2.9 Fixing Date for Determination of Stockholders of Record	3
2.10 List of Stockholders Entitled to Vote	3
2.11 Action by Consent of Stockholders	4
2.12 Notice of Stockholder Nominees	4

ARTICLE III

BOARD OF DIRECTORS

3.1 General Powers	4
3.2 Number; Qualifications	4
3.3 Election; Resignation; Removal; Vacancies	5
3.4 Regular Meetings	5
3.5 Special Meetings	5
3.6 Telephonic Meetings Permitted	5
3.7 Organization; Place of Meetings	5
3.8 Action by Consent of Directors	6
3.9 Compensation of Directors	6

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ARTICLE IV

COMMITTEES

4.1 Committees	6
4.2 Minutes	6
4.3 Vacancies	6

ARTICLE V

OFFICERS

5.1 Executive Officers; Election; Qualifications; Salaries	7
5.2 Term	7
5.3 Resignation; Removal; Vacancies	7
5.4 Powers and Duties of Executive Officers Generally	7
5.5 Duties of Chairman of the Board	7
5.6 Duties of President	7
5.7 Duties of the Vice Presidents	8
5.8 Duties of the Secretary	8
5.9 Duties of the Assistant Secretary	8
5.10 Duties of the Treasurer	8

ARTICLE VI

STOCK

6.1 Certificates	9
6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates	9
6.3 Transfer of Stock	9

ARTICLE VII

INDEMNIFICATION

7.1 Mandatory Indemnification	10
7.2 Prepayment of Expenses	10
7.3 Vesting	11
7.4 Enforcement	11
7.5 Nonexclusive	11
7.6 Permissive Indemnification	12
7.7 Insurance	12

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ARTICLE VIII

MISCELLANEOUS

8.1 Declaration and Payment of Dividends	12
8.2 Reserves for Dividends	12
8.3 Statement of Business Condition	12
8.4 Checks	12
8.5 Fiscal Year	12
8.6 Seal	13
8.7 Interested Directors; Quorum	13
8.8 Form of Records	13
8.9 Amendment of Bylaws	13

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BYLAWS
OF
ALLIED WASTE ALABAMA, INC.
ARTICLE I
OFFICES
     1.1 Registered Office. The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
     2.1 Place of Meetings. Meetings of Stockholders for any purpose shall be held at the principal office of the Corporation, or at such other place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     2.2 Annual Meetings. An annual meeting of Stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. Any other proper business may be transacted at the annual meeting.
     2.3 Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.
     2.4 Notice of Meeting; Waiver of Notice. Whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to each Stockholder of record entitled to vote thereat, and such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. Notice need not be given to any Stockholder who submits a written waiver of notice, signed by such Stockholder, whether before or after the time stated therein. Further, except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence of a Stockholder, in person or represented by proxy, shall also constitute a waiver of notice of such meeting.
     2.5 Adjournments. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.
     2.6 Quorum. At each meeting of Stockholders, except when provided otherwise by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.5 of these Bylaws until a quorum shall be present in person or by proxy.
     2.7 Organization. Meetings of the Stockholders shall be presided over by the Chairman of the Board, if any, or, in his absence, by the President or by any Vice President, or, in the absence of all of such officers, by a chairman chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any Assistant Secretary or person chosen by the person presiding over the meeting, shall act as Secretary of the meeting.
     2.8 Voting; Proxies. Unless otherwise provided by the Certificate of Incorporation, each Stockholder of record, as determined in accordance with Section 2.9, shall be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation at any meeting of the Stockholders. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Unless the Certificate of Incorporation or these Bylaws provide otherwise, voting at meetings of Stockholders for the election of directors need not be by written ballot, unless the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote in such election, present in person or by proxy, shall so demand. At all meetings of Stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect any nominee. All other elections and questions shall, unless provided otherwise by law, by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, present in person or by proxy at the meeting.
     2.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of, or to vote at, any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days before any other action. If no record date is fixed: (a) the record date for determining Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The Corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the Corporation as the owner thereof for all purposes, including voting, receipt of dividends, and when applicable, liability for calls and assessments, and shall not be bound to recognize any equitable or other claim or other interest in such shares in the part of any other person, whether or not the Corporation shall have express or other notice thereof.
     2.10 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and made available, for the duration of the meeting, at the time and place of the meeting and may be inspected by any Stockholder present thereat. The stock ledger shall be the only evidence of the identity of the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     2.11 Action by Consent of Stockholders. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.
     2.12 Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at a meeting of the Corporation’s Stockholders (a) by or at the direction of the Board of Directors or (b) by any Stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 2.12. All nominations by Stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a Stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days before the meeting; provided, however, that if less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder must be received at the principal executive offices of the Corporation not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these Bylaws of the Corporation. The chairman of the Stockholders’ meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he shall so determine, he shall announce such determination to the meeting and the defective nomination shall be disregarded.
ARTICLE III
BOARD OF DIRECTORS
     3.1 General Powers. The property, affairs and business of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may take all lawful action which law, the Certificate of Incorporation or these Bylaws does not require to be taken by the Stockholders.
     3.2 Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     3.3 Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation, and each director so elected shall hold office until the first annual meeting of Stockholders or until his successor is elected and qualified. At the first annual meeting of Stockholders and at each annual meeting thereafter, the Stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of Stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.
     3.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.
     3.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President or by the Secretary on the written request of one-third of the directors, such request stating the purpose(s) of the special meeting, with two days’ notice to each director either personally, by mail, telegram, telegraph, wireless, telephone or verbally. Personal delivery shall include written notice delivered by a nationally recognized overnight delivery service or telecopier. Neither the business to be transacted at nor the purpose of such meeting need be specified in the notice or waiver of notice of such meeting. Unless provided otherwise by law, the Corporation’s Certificate of Incorporation or these Bylaws, any business which may properly be conducted by the Board of Directors may be conducted at a special meeting of the Board of Directors.
     3.6 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
     3.7 Organization; Place of Meetings. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or, in his absence, by the President, or, in his absence, by a chairman chosen by a majority of the directors present at the meeting. The Secretary shall act as Secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as Secretary of the meeting. The Board of Directors may hold their meetings, have one or more offices, and keep the books of the Corporation within or without the State of Delaware.

     3.8 Action by Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and such written consents are filed with the minutes of proceedings of the Board of Directors or of such committee.
     3.9 Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors, may receive a fixed honorarium or fees and expenses, if any, of attendance at any Board of Director meetings. However, these Bylaws shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed additional compensation for their service and expenses.
ARTICLE IV
COMMITTEES
     4.1 Committees. The Board of Directors may, by resolution passed by a majority thereof, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all documents which may require it; provided, however, that no such committee shall have power or authority to amend the Certificate of Incorporation [(except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by the Delaware General Corporation Law (the “DGCL”), fix any of the preferences or rights of the shares)], adopt an agreement of merger or consolidation, recommend the sale of all or substantially all the Corporation’s property and assets to the Stockholders, recommend a dissolution of the Corporation or a revocation of dissolution to the Stockholders, or amend these Bylaws; provided further, that unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     4.2 Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     4.3 Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Unless an alternate has been designated by the Board of Directors and is present at such meeting, in the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
ARTICLE V
OFFICERS
     5.1 Executive Officers; Election; Qualifications; Salaries. The Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors from among its members. The Board of Directors also may elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person, except that the President shall not hold the office of Secretary. The Board of Directors may fix the salaries of all officers and agents of the Corporation from time to time by duly adopted resolution.
     5.2 Term. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal.
     5.3 Resignation; Removal; Vacancies. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may, by majority vote, remove any officer, with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
     5.4 Powers and Duties of Executive Officers Generally. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed herein or by resolution of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.
     5.5 Duties of Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be prescribed from time to time by the Corporation’s Board of Directors.
     5.6 Duties of President. The President shall be the chief executive officer of the Corporation. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed. To the extent permitted by law, his signature upon bonds or debentures authenticated by the signature of a trustee may be by facsimile. The President shall, in the absence or disability of, or in the event of a vacancy in the office of, the Chairman of the

Board, perform the duties and exercise the powers of such Chairman of the Board. The President shall be responsible for the general and active management of the business of the Corporation and shall ensure that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed and except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform such other duties and have such other duties as may be prescribed from time to time by the Board of Directors of the Corporation.
     5.7 Duties of the Vice Presidents. The Vice Presidents shall, in the order of their organizational ranking, in the absence or disability, or in the event of a vacancy in the office, of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors of the Corporation.
     5.8 Duties of the Secretary. The Secretary shall keep, or cause to be kept, in books provided for that purpose, the minutes of the meetings of the Stockholders, the Board of Directors, or any committee thereof, and shall see that all notices are duly given in accordance with the provisions of these Bylaws. As required by law, the Secretary shall be the custodian of the records of the Corporation. The Secretary shall keep the seal of the Corporation in safe custody and, when authorized by the Board, affix such seal to any document requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall perform such other duties and have such other powers as may be prescribed from time to time by the Corporation’s Board of Directors.
     5.9 Duties of the Assistant Secretary. Any Assistant Secretary shall, at the request of the Secretary, in the absence or disability of the Secretary, or in the event of a vacancy in such office, perform the duties and be vested with the powers of the Secretary. Each Assistant Secretary shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors of the Corporation.
     5.10 Duties of the Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks, trust companies and other depositories as shall be designated by the Board of Directors. The Treasurer shall give a statement of the financial condition of the Corporation at all Board of Director meetings and also give a full financial report at any annual meeting of the Stockholders. The Treasurer shall show the books of account and records of the Corporation or of any corporation controlled by the Corporation to any director of the Corporation, upon reasonable request and during normal business hours at the executive offices of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions performed by the Treasurer. The Treasurer shall perform such other duties and have such other powers as may be prescribed from time to time by the Corporation’s Board of Directors.
ARTICLE VI
STOCK
     6.1 Certificates. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, such certificate certifying the number of shares owned by him in the Corporation. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issuance. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to each stockholder who so requests.
     6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of capital stock in the place of any certificate theretofore issued by it, which certificate is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     6.3 Transfer of Stock. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys. Upon any such transfers, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.
ARTICLE VII
INDEMNIFICATION
     7.1 Mandatory Indemnification. Each person who at any time is or was a director of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or statute permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, so long as a majority of a quorum of disinterested directors, the Stockholders or legal counsel through a written opinion determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and in the case of a criminal Proceeding, such person had no reasonable cause to believe his conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Section 7.1 include, but are not limited to, the convening of any meeting and the consideration thereat of any matter which is required by statute to determine the eligibility of any person for indemnification.
     7.2 Prepayment of Expenses. Expenses incurred by a director of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under Section 7.1 of this Article VII or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.
     7.3 Vesting. The Corporation’s obligation to indemnify and to prepay expenses under Sections 7.1 and 7.2 of this Article VII shall arise, and all rights granted to the Corporation’s directors hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the Certificate of Incorporation or these Bylaws of the Corporation, no action taken by the Corporation, either by amendment of the Certificate of Incorporation or these Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections 7.1 and 7.2 of this Article VII which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.
     7.4 Enforcement. If a claim under Section 7.1 or Section 7.2 or both Sections 7.1 and 7.2 of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.
     7.5 Nonexclusive. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Corporation’s Certificate of Incorporation, other provisions of these Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     7.6 Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred on the Corporation’s directors by Sections 7.1 and 7.2 of this Article VII may be conferred upon any officer, employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.
     7.7 Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation’s Certificate of Incorporation, the provisions of this Article VII, the DGCL or other applicable law.
ARTICLE VIII
MISCELLANEOUS
     8.1 Declaration and Payment of Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Unless provided otherwise by law, dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.
     8.2 Reserves for Dividends. There may be set apart out of any of the funds of the Corporation available for dividends such amounts as the Board of Directors deems proper as a reserve or reserves for working capital, depreciation, losses in value, or for any other proper corporate purpose, and the Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.
     8.3 Statement of Business Condition. The Board of Directors shall present at each annual meeting and at any special meeting of the Stockholders when called for by vote of the Stockholders, a full and clear statement of the business and condition of the Corporation.
     8.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer(s) or such other person(s) as the Board of Directors may from time to time designate.

     8.5 Fiscal Year. The fiscal year of the Corporation shall end on December 31 or such other date as the Board of Directors shall from time to time establish by resolution.
     8.6 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
     8.7 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.
     8.8 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minutes books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
     8.9 Amendment of Bylaws. The Board of Directors is authorized to repeal, alter, amend or rescind these Bylaws or adopt new Bylaws of the Corporation. The stockholders shall not repeal or amend these Bylaws of the Corporation unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all shares of capital stock of the Corporation entitled to vote in the election of directors, voting as a single class.